Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
October 24, 2023	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces Third Quarter 2023 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended September 30, 2023. The Company reported net income of $14.64 million, or $0.79 per diluted common share, for the quarter ended September 30, 2023.   Net income for the nine months ended September 30, 2023, was $36.24 million or $2.06 per diluted common share.

The Company also declared a quarterly cash dividend to common shareholders of twenty-nine cents $0.29 per common share. The quarterly dividend is payable to common shareholders of record on November 10, 2023, and is expected to be paid on or about November 24, 2023. This marks the 38th consecutive year of regular dividends to common shareholders.

Third Quarter 2023 and Current Highlights

Income Statement

o

Net income of $14.64 million for the quarter was approximately 9.66%, or $1.29 million, higher compared to net income of $13.35 million in the same quarter of 2022. Adjusted for non-recurring items, third quarter net income increased $2.52 million to $14.72 million compared to third quarter 2022.  The increase is primarily attributable to a significant increase in net interest income.

o	Net interest income increased $4.01 million compared to the same quarter in 2022, as increases in benchmark interest rates have improved net interest margin.
o	Net interest margin of 4.51% is an increase of 50 basis points over the same quarter of 2022. The yield on earning assets increased 82 basis points primarily driven by increased earnings on loans and securities.
o	Interest and fees on loans increased $7.09 million from the same quarter of 2022 and is attributable to both an increase in yield and an increase in average balance compared to the yield and average balance of the prior year. Interest income from securities of $1.91 million was an increase of $127 thousand over the same quarter of 2022 and is primarily attributable to an increase in yield from the same period of the prior year. Interest income on deposits in banks decreased $835 thousand to $697 thousand for the third quarter, primarily due to a significant decrease in the average balance compared to the third quarter of 2022.
o

Annualized return on average assets was 1.74% for the third quarter and 1.49% for the first nine months of 2023 compared to 1.63% and 1.41% for the same periods, respectively of 2022. Annualized return on average common equity was 11.63% for the third quarter and 10.25% for the first nine months of 2023 compared to 12.60% and 10.73%, for the same periods, respectively of 2022.

Balance Sheet and Asset Quality

o	The Company’s loan portfolio increased by $193.28 million, or 8.05%, from December 31, 2022. Excluding the Surrey transaction, the loan portfolio decreased approximately $45.81 million, or 1.91%.
o	Deposits increased $67.32 million, or 2.51%, from year-end 2022. Excluding the Surrey transaction, deposits decreased approximately $336.31 million, or 12.55%, from December 31, 2022.
o

The Company repurchased 299,012 common shares during the third quarter of 2023 for a total cost of $9.37 million. The Company repurchased 578,579 common shares year-to-date for a total cost of $17.06 million.  The Company recently announced a new 2.7 million share repurchase program that replaces the small remainder of the prior program and expires December 31, 2026.

o

Non-performing loans to total loans remained at 0.71% when compared with the prior quarter of June 30, 2023.  The Company experienced net charge-offs for the third quarter of 2023 of $1.46 million, or 0.22%, of annualized average loans, compared to net charge-offs of $1.05 million, or 0.18%, of annualized average loans for the same period in 2022.

o	The allowance for credit losses to total loans was 1.39% at September 30, 2023 compared to 1.38% for the second quarter of 2023.
o	Accumulated other comprehensive loss of $17.44 million at September 30, 2023, is primarily attributable to a relatively small decline in the market value of investment securities compared to book value after the significant increases in benchmark interest rates over the last seven quarters.
o	Book value per share at September 30, 2023, was $26.55, an increase of $0.54 from year-end 2022.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 53 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of September 30, 2023. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.40 billion in combined assets as of September 30, 2023. The Company reported consolidated assets of $3.28 billion as of September 30, 2023. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Amounts in thousands, except share and per share data)	2023	2023	2023	2022	2022	2023	2022
Interest income
Interest and fees on loans	$33,496	$31,927	$27,628	$27,873	$26,405	$93,051	$76,697
Interest on securities	1,912	2,057	2,099	1,900	1,785	6,068	4,086
Interest on deposits in banks	697	885	462	1,215	1,532	2,044	2,548
Total interest income	36,105	34,869	30,189	30,988	29,722	101,163	83,331
Interest expense
Interest on deposits	2,758	1,930	718	366	380	5,406	1,288
Interest on borrowings	-	77	59	1	-	136	1
Total interest expense	2,758	2,007	777	367	380	5,542	1,289
Net interest income	33,347	32,862	29,412	30,621	29,342	95,621	82,042
Provision for credit losses	1,109	4,105	1,742	3,416	685	6,956	3,156
Net interest income after provision	32,238	28,757	27,670	27,205	28,657	88,665	78,886
Noninterest income	9,622	8,785	8,583	9,184	9,950	26,990	27,998
Noninterest expense	22,913	24,671	20,813	20,730	21,145	68,397	62,386
Income before income taxes	18,947	12,871	15,440	15,659	17,462	47,258	44,498
Income tax expense	4,307	3,057	3,658	3,076	4,111	11,022	10,419
Net income	$14,640	$9,814	$11,782	$12,583	$13,351	$36,236	$34,079

Adjustment to Net Income for Fair Value Changes to Restricted Stock Units (tax-effected)	$237	$335	$20	$-	$-	$592	$-
Adjusted Net Income for diluted earnings per share	$14,877	$10,149	$11,802	$12,583	$13,351	$36,828	$34,079

Earnings per common share
Basic	$0.78	$0.53	$0.73	$0.78	$0.82	$2.03	$2.05
Diluted	$0.79	$0.55	$0.72	$0.77	$0.81	$2.06	$2.05
Cash dividends per common share
Regular	0.29	0.29	0.29	0.29	0.27	0.87	0.83
Weighted average shares outstanding
Basic	18,786,032	18,407,078	16,228,297	16,229,289	16,378,022	17,816,505	16,617,766
Diluted	18,831,836	18,431,598	16,289,489	16,281,922	16,413,202	17,857,494	16,654,697
Performance ratios
Return on average assets	1.74%	1.18%	1.55%	1.59%	1.63%	1.49%	1.41%
Return on average common equity	11.63%	8.04%	11.15%	11.99%	12.60%	10.25%	10.73%
Return on average tangible common equity(1)	17.11%	11.65%	16.19%	17.75%	18.51%	14.94%	15.71%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Amounts in thousands)	2023	2023	2023	2022	2022	2023	2022
Noninterest income
Wealth management	$1,145	$965	$1,017	$958	$932	$3,127	$2,897
Service charges on deposits	3,729	3,471	3,159	3,354	3,689	10,359	10,859
Other service charges and fees	3,564	3,460	3,082	3,006	2,988	10,106	9,302
(Loss) gain on sale of securities	-	(28)	7	-	-	(21)	-
Gain on divestiture	-	-	-	-	1,658	-	1,658
Other operating income	1,184	917	1,318	1,866	683	3,419	3,282
Total noninterest income	$9,622	$8,785	$8,583	$9,184	$9,950	$26,990	$27,998
Noninterest expense
Salaries and employee benefits	$12,673	$12,686	$11,595	$11,913	$12,081	$36,954	$35,270
Occupancy expense	1,271	1,276	1,168	1,196	1,188	3,715	3,622
Furniture and equipment expense	1,480	1,508	1,401	1,413	1,478	4,389	4,588
Service fees	2,350	2,284	2,019	1,905	1,635	6,653	5,701
Advertising and public relations	968	846	643	574	718	2,457	1,835
Professional fees	172	281	327	98	208	780	1,205
Amortization of intangibles	536	425	234	364	365	1,195	1,082
FDIC premiums and assessments	392	423	320	330	321	1,135	796
Merger expense	-	2,014	379	596	-	2,393	-
Divestiture expense	-	-	-	-	153	-	153
Other operating expense	3,071	2,928	2,727	2,341	2,998	8,726	8,134
Total noninterest expense	$22,913	$24,671	$20,813	$20,730	$21,145	$68,397	$62,386

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Amounts in thousands, except per share data)	2023	2023	2023	2022	2022	2023	2022
Adjusted Net Income for diluted earnings per share	$14,877	$10,149	$11,802	$12,583	$13,351	$36,828	$34,079
Non-GAAP adjustments:
Loss (gain) on sale of securities	-	28	(7)	-	-	21	-
Merger expense	-	2,014	379	596	-	2,393	-
Day 2 provision for allowance for credit losses - Surrey	-	1,614	-	-	-	1,614	-
Divestiture expense	-	-	-	-	153	-	153
Gain on divestiture	-	-	-	-	(1,658)	-	(1,658)
Other items(1)	(204)	-	-	(450)	-	-	(92)
Total adjustments	(204)	3,656	372	146	(1,505)	4,028	(1,597)
Tax effect	(49)	522	10	(29)	(361)	532	(383)
Adjusted earnings, non-GAAP	$14,722	$13,283	$12,163	$12,758	$12,207	$40,324	$32,865

Adjusted diluted earnings per common share, non-GAAP	$0.78	$0.72	$0.75	$0.78	$0.74	$2.26	$1.97
Performance ratios, non-GAAP
Adjusted return on average assets	1.75%	1.60%	1.60%	1.61%	1.49%	1.66%	1.36%
Adjusted return on average common equity	11.70%	10.88%	11.51%	12.16%	11.52%	11.40%	10.35%
Adjusted return on average tangible common equity (2)	17.21%	15.77%	16.72%	17.93%	16.92%	16.62%	15.16%

(1)	Includes other non-recurring income and expense items
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended September 30,
	2023			2022
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,604,885	$33,566	5.11%	$2,334,596	$26,474	4.50%
Securities available for sale	284,659	1,952	2.72%	301,360	1,833	2.41%
Interest-bearing deposits	50,855	697	5.44%	275,290	1,531	2.21%
Total earning assets	2,940,399	36,215	4.89%	2,911,246	29,838	4.07%
Other assets	393,001			328,534
Total assets	$3,333,400			$3,239,780

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$699,066	$165	0.09%	$689,376	$28	0.02%
Savings deposits	862,121	1,941	0.89%	887,454	67	0.03%
Time deposits	263,940	652	0.98%	317,294	285	0.36%
Total interest-bearing deposits	1,825,127	2,758	0.60%	1,894,124	380	0.08%
Borrowings
Retail repurchase agreements	1,254	-	N/M	2,378	-	N/M
Total borrowings	1,254	-	N/M	2,378	-	N/M
Total interest-bearing liabilities	1,826,381	2,758	0.60%	1,896,502	380	0.08%
Noninterest-bearing demand deposits	964,093			881,429
Other liabilities	43,574			41,373
Total liabilities	2,834,048			2,819,304
Stockholders' equity	499,352			420,476
Total liabilities and stockholders' equity	$3,333,400			$3,239,780
Net interest income, FTE(1)		$33,457			$29,458
Net interest rate spread			4.29%			3.99%
Net interest margin, FTE(1)			4.51%			4.01%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $874 thousand and $487 thousand for the three months ended September 30, 2023 and 2022, respectively.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Nine Months Ended September 30,
	2023			2022
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,523,814	$93,261	4.94%	$2,269,974	$76,886	4.53%
Securities available for sale	306,435	6,191	2.70%	241,640	4,230	2.34%
Interest-bearing deposits	51,759	2,047	5.29%	398,326	2,549	0.86%
Total earning assets	2,882,008	101,499	4.71%	2,909,940	83,665	3.84%
Other assets	366,243			329,508
Total assets	$3,248,251			$3,239,448

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$682,820	$225	0.04%	$689,226	$85	0.02%
Savings deposits	850,411	3,731	0.59%	888,062	200	0.03%
Time deposits	272,435	1,450	0.71%	331,808	1,003	0.40%
Total interest-bearing deposits	1,805,666	5,406	0.40%	1,909,096	1,288	0.09%
Borrowings
Federal funds purchased	3,532	135	5.11%	-	-	0.00%
Retail repurchase agreements	1,674	1	0.06%	2,161	1	0.07%
Total borrowings	5,206	136	3.49%	2,161	1	0.07%
Total interest-bearing liabilities	1,810,872	5,542	0.41%	1,911,257	1,289	0.09%
Noninterest-bearing demand deposits	924,591			864,119
Other liabilities	40,014			39,487
Total liabilities	2,775,477			2,814,863
Stockholders' equity	472,774			424,585
Total liabilities and stockholders' equity	$3,248,251			$3,239,448
Net interest income, FTE(1)		$95,957			$82,376
Net interest rate spread			4.30%			3.75%
Net interest margin, FTE(1)			4.45%			3.78%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $1.95 million and $2.22 million for the nine months ended September 30, 2023 and 2022, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands, except per share data)	2023	2023	2023	2022	2022
Assets
Cash and cash equivalents	$113,397	$152,660	$92,385	$170,846	$229,095
Debt securities available for sale	275,332	314,373	308,269	300,349	299,620
Loans held for investment, net of unearned income	2,593,472	2,621,073	2,388,897	2,400,197	2,362,733
Allowance for credit losses	(36,031)	(36,177)	(30,789)	(30,556)	(29,388)
Loans held for investment, net	2,557,441	2,584,896	2,358,108	2,369,641	2,333,345
Premises and equipment, net	51,205	53,546	47,407	47,340	47,891
Other real estate owned	243	339	481	703	559
Interest receivable	10,428	10,185	8,646	9,279	8,345
Goodwill	143,946	143,946	129,565	129,565	129,565
Other intangible assets	15,681	16,217	3,942	4,176	4,541
Other assets	116,552	115,275	102,869	103,673	107,838
Total assets	$3,284,225	$3,391,437	$3,051,672	$3,135,572	$3,160,799

Liabilities
Deposits
Noninterest-bearing	$944,301	$974,995	$823,297	$872,168	$878,423
Interest-bearing	1,801,835	1,877,683	1,761,327	1,806,647	1,831,798
Total deposits	2,746,136	2,852,678	2,584,624	2,678,815	2,710,221
Securities sold under agreements to repurchase	1,029	1,348	1,866	1,874	1,958
Interest, taxes, and other liabilities	41,393	38,691	33,451	32,898	36,362
Total liabilities	2,788,558	2,892,717	2,619,941	2,713,587	2,748,541

Stockholders' equity
Common stock	18,671	18,969	16,243	16,225	16,273
Additional paid-in capital	180,951	189,917	128,666	128,508	129,914
Retained earnings	313,489	304,295	300,047	292,971	285,096
Accumulated other comprehensive loss	(17,444)	(14,461)	(13,225)	(15,719)	(19,025)
Total stockholders' equity	495,667	498,720	431,731	421,985	412,258
Total liabilities and stockholders' equity	$3,284,225	$3,391,437	$3,051,672	$3,135,572	$3,160,799

Shares outstanding at period-end	18,671,470	18,969,281	16,243,551	16,225,399	16,273,177
Book value per common share	$26.55	$26.29	$26.58	$26.01	$25.33
Tangible book value per common share(1)	18.00	17.85	18.36	17.76	17.09

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2023	2023	2023	2022	2022
Allowance for Credit Losses
Balance at beginning of period:
Allowance for credit losses - loans	$36,177	$30,789	$30,556	$29,388	$29,749
Allowance for credit losses - loan commitments (1)	964	964	1,196	1,416	956
Total allowance for credit losses beginning of period	37,141	31,753	31,752	30,804	30,705
Adjustments to beginning balance:
Allowance for credit losses - loans - Surrey acquisition for purchased credit deteriorated loans	-	2,011	-	-	-
Allowance for credit losses - loan commitments (1)	-	-	-	-	-
Net Adjustments	-	2,011	-	-	-
Provision for credit losses:
Provision for credit losses - loans	1,315	4,105	1,974	3,416	685
(Recovery of) provision for credit losses - loan commitments (1)	(206)	-	(232)	(220)	460
Total provision for credit losses - loans and loan commitments	1,109	4,105	1,742	3,196	1,145
Charge-offs	(2,157)	(1,993)	(2,570)	(2,873)	(2,158)
Recoveries	696	1,265	829	625	1,112
Net (charge-offs) recoveries	(1,461)	(728)	(1,741)	(2,248)	(1,046)
Balance at end of period:
Allowance for credit losses - loans	36,031	36,177	30,789	30,556	29,388
Allowance for credit losses - loan commitments (1)	758	964	964	1,196	1,416
Ending balance	$36,789	$37,141	$31,753	$31,752	$30,804

Nonperforming Assets
Nonaccrual loans	$18,366	$18,628	$15,557	$15,208	$15,303
Accruing loans past due 90 days or more	59	-	23	142	131
Modified loans past due 90 days or more (2)	-	-	-	-	-
Troubled debt restructurings ("TDRs") (3)	-	-	-	1,346	1,331
Total nonperforming loans	18,425	18,628	15,580	16,696	16,765
OREO	243	339	481	703	559
Total nonperforming assets	$18,668	$18,967	$16,061	$17,399	$17,324

Additional Information
Total modified loans (2)	$1,674	$642	$429	$-	$-
Total accruing TDRs (4)	$-	$-	$-	$7,112	$7,028

Asset Quality Ratios
Nonperforming loans to total loans	0.71%	0.71%	0.65%	0.70%	0.71%
Nonperforming assets to total assets	0.57%	0.56%	0.53%	0.55%	0.55%
Allowance for credit losses to nonperforming loans	195.55%	194.21%	197.62%	183.01%	175.29%
Allowance for credit losses to total loans	1.39%	1.38%	1.29%	1.27%	1.24%
Annualized net charge-offs (recoveries) to average loans	0.22%	0.11%	0.29%	0.37%	0.18%

(1)	Prior quarter information for loan commitments has been reclassed for presentation purposes.
(2)	ASU 2022-02, Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures. ASU adopted effective January 1, 2023.
(3)

Accruing TDRs restructured within the past six months or nonperforming as reported prior to the adoption of ASU 2022-02 Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures.

(4)	Accruing total TDRs as reported prior to the adoption of ASU 2022-02 Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures.